Exhibit 10.3

ADDENDUM TO SHARE EXCHANGE AGREEMENT

THIS ADDENDUM dated July 4, 2005 to the Share Exchange Agreement (the “Agreement”) dated January 28th, 2005 between 975110 Alberta Ltd., Draycott Investment Ltd., Nilufar Jamani (the “Vendors”) and Fairchild International Corporation (the “Purchaser”).

WHEREAS:

(A)	The parties have agreed to add additional terms to the Agreement.

THEREFORE for and in consideration of the premises, covenants and agreements herein set forth, the parties hereto agree as follows:

1.        ADDITION OF SECTION 3.2

The parties agree to add to the Agreement Section 3.2 which reads as follows:

3.2	If by January 1, 2006 the Purchaser has not raised a minimum of US$1,000,000 by way of equity private placements, the Purchaser will have the option, until June 30, 2006, of canceling the 10,000,000 shares issued to 975110 Alberta Ltd. and subject to escrow, in consideration for the transfer to 975110 Alberta Ltd. of 100% of the interest in all of the enhanced gasification intellectual property and a small gasification unit more particularly described as:
One Model 2 Fluidized Bed Gasifier complete with Model 2 Combustor
Construction Drawings for Model 2 Fluidized Bed Gasifier
Construction Drawings for Model 2 Combustor.

IN WITNESS WHEREOF this Addendum has been executed as of the day and year first above written.

975110 ALBERTA LTD.

Per:	/s/ Wilf Ouellette

Wilf Ouellette, Authorized Signatory

DRAYCOTT INVESTMENT LTD.

Per:	/s/ Lawrence Collie

Authorized Signatory

/s/ Nilufar Jamani

Nilufar Jamani

FAIRCHILD INTERNATIONAL CORPORATION

Per:	/s/ Anish Somani

Anish Somani, Authorized Signatory